                                                                    EXHIBIT 99.3

                              [Nasdaq Letterhead]

[Logo]

By Facsimile and Overnight Mail

July 19, 2002

Mr. Peter J. Tallian
Senior Vice President &
  Chief Financial Officer
TranSwitch Corporation
3 Enterprise Drive
Shelton, Connecticut 06484

         RE:      TranSwitch Corporation (the "Company")

Dear Mr. Tallian:

For the last 30 consecutive trading days, the price of the Company's common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4550(a)(5) (the "Rule")./1/ Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company will be provided 90 calendar days, or until October 17, 2002, to regain compliance./2/ If, at anytime before October 17, 2002, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Staff will provide notification that the Company complies with the Rule./3/ If compliance with this Rule cannot be demonstrated by October 17, 2002, Staff will provide written notification that the Company's securities will be delisted. At that time, the Company may appeal Staff's determination to a Listing Qualifications Panel.

The Company may want to apply to transfer its securities to The Nasdaq SmallCap Market ("SmallCap Market"). To transfer, the Company must satisfy the continued inclusion requirements for the SmallCap Market, which makes available an extended grace period for the minimum $1.00 bid price requirement. If the Company submits a transfer application and pays the applicable listing fees by October 17, 2002, initiation of the delisting proceedings will be stayed pending Staff's review of the transfer application. If the transfer application is approved, the Company will be afforded the 180 calendar day SmallCap Market grace period, which commences with the date of this letter or until January 15, 2003. The Company may also be

----------------------------
/1/ The Company also does not meet the continued listing requirements under Maintenance Standard 2. See attached chart.

/2/ The 90 day period relates exclusively to the bid price deficiency. The
    Company may be delisted during the 90 day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during this period.

/3/ Under certain circumstances, to ensure that the Company can sustain long-term compliance, Staff may require that the closing bid price equals $1.00 per share or greater for more than 10 consecutive trading days before determining that the Company complies.

Mr. Peter J. Tallian
July 19, 2002
Page 2

eligible for an additional 180 calendar day grace period provided that it meets the initial listing criteria for the SmallCap Market under Marketplace Rule 4310(c)(2)(A)./4/ Furthermore, the Company may be eligible to transfer back to The Nasdaq National Market, without paying the initial listing fees, if, by July 14, 2003, its bid price maintains the $1.00 per share requirement for 30 consecutive trading days and it has maintained compliance with all other continued listing requirements on that market. Please note, the Company may be eligible to transfer to The Nasdaq National Market under Maintenance Standard 2 should it be able to demonstrate compliance with those standards. If Staff does not approve the Company's transfer application, we will provide written notification that its securities will be delisted. At that time, the Company may appeal Staff's determination to a Listing Qualifications Panel. If you have any questions, please contact me at (301) 978-8034.

Sincerely,



/s/ W. Wayne Bush

W. Wayne Bush
Lead Analyst
Nasdaq Listing Qualifications

----------------------------
/4/ Marketplace Rule 4310(c)(2)(A) states that "[f]or initial inclusion, the issuer shall have (i) stockholders' equity of $5 million; (ii) market value of listed securities of $50 million...; or (iii) net income from continuing operations of $750,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years."

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                             NASDAQ NATIONAL MARKET
                        CONTINUED INCLUSION REQUIREMENTS

This table identifies the minimum standards for continued inclusion on The Nasdaq National Market. Each incidence of non-compliance by the Company is denoted with an "X".

COMPANY SYMBOL: TXCC

           Standards                   Maintenance Standard                  Maintenance Standard
                                                1                                     2
-----------------------------------------------------------------------------------------------------------
Stockholders' Equity/5/                    $10 million                               N/A
-----------------------------------------------------------------------------------------------------------
Market Value of Listed                         N/A                               $50 million
Securities/6/                                                                         OR

Total Assets                                                                     ($50 million
                                                                                     AND
Total Revenue                                                                    $50 million)
-----------------------------------------------------------------------------------------------------------
Publicly Held Shares/7/                      750,000                             1.1 million
-----------------------------------------------------------------------------------------------------------
Market Value of Publicly Held              $ 5 million                           $15 million
Shares
-----------------------------------------------------------------------------------------------------------
Bid Price                                       $1                   X                $3                X
-----------------------------------------------------------------------------------------------------------
Round Lot Shareholders/8/                       400                                   400
-----------------------------------------------------------------------------------------------------------
Market Makers/9/                                 2                                     4
-----------------------------------------------------------------------------------------------------------
Corporate Governance                            Yes                                   Yes
-----------------------------------------------------------------------------------------------------------

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/5/ Until November 1, 2002, companies listed as of May 1, 2001 can also continue to qualify for continued listing under the minimum $4,000,000 net tangible assets requirement. Staff calculates net tangible assets as follows: total assets, less goodwill, redeemable securities, mezzanine items and total liabilities, equals net tangible assets.

/6/ Listed securities means securities quoted on Nasdaq or listed on a national securities exchange.

/7/ For purposes of this requirement, publicly held shares means total shares outstanding less any shares held by officers, directors, or beneficial owners of 10 percent or more.

/8/ Round lot holders are holders of 100 shares or more.

/9/ An Electronic Communication Network ("ECN") is not considered an active market maker.

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
-----------------------------------------------------------------------------------------------------
                                     The Nasdaq SmallCap Market
                                  Criteria for Continued Inclusion
------------------------------------------------------------ ----------------------------------------
Stockholders' Equity                                                            $2,500,000
                                                                                    or
Net Income from Continuing Operations (most recently
completed fiscal year or 2 of the last 3 years)                                  $500,000
                                                                                    or
Market Value of Listed Securities                                              $35,000,000
-----------------------------------------------------------------------------------------------------
Publicly Held Shares                                                             500,000
-----------------------------------------------------------------------------------------------------
Market Value of Publicly Held Shares                                            $1,000,000
-----------------------------------------------------------------------------------------------------
Bid Price                                                                         $1.00
-----------------------------------------------------------------------------------------------------
Market Makers                                                                       2
-----------------------------------------------------------------------------------------------------
Round Lot Shareholders                                                             300
-----------------------------------------------------------------------------------------------------
Corporate Governance                                                               Yes
-----------------------------------------------------------------------------------------------------